                                                                  EXHIBIT 10.27


                           FEDERAL-MOGUL CORPORATION

                    $125,000,000 8.80% Senior Notes due 2007

                               PURCHASE AGREEMENT


                                                             New York, New York
                                                                 April 17, 1997


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Dear Sirs:

        Federal-Mogul Corporation, a Michigan corporation (the "Company"), proposes to issue and sell to you (the "Purchasers") $125,000,000 aggregate principal amount of its 8.80% Senior Notes due 2007 (the "Notes"), to be issued under an indenture (the "Indenture"), dated as of August 12, 1994, between the Company and First Trust National Association (the "Trustee"), as successor trustee to Continental Bank.

        The sale of the Notes to you will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by
Section 4(2) thereof. You have advised the Company that you will make an offering of the Notes purchased by you hereunder in accordance with Section 5 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

        The Purchasers and other holders (including subsequent transferees) of Notes will be entitled to the benefits of the registration agreement to be dated as of the Closing Date (as defined below) (the "Registration Agreement") among the Company and the Purchasers. Pursuant to the Registration Agreement, the Company will agree (i) to file with, and use its best efforts to cause to be declared effective by, the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein a registration statement with respect to a registered offer to exchange (the "Exchange Offer") the Notes for a series of notes (the "New Notes") with terms identical in all material respects to the Notes (except that the New Notes will not contain terms with respect to registration rights or transfer restrictions, and the interest rate step-up provisions will be modified or eliminated, as appropriate) and (ii) to consummate the Exchange Offer. In the event that the Company determines, upon advice of counsel, that applicable laws, rules or regulations or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the Registration Agreement, the Company will, at its cost, as promptly as practicable file with, and use its best efforts to cause to be declared effective by, the Commission under the circumstances set forth in the Registration Agreement a shelf registration statement covering the resales of the Notes. In addition, the Notes will bear additional interest as set forth in the Notes and as described in the Preliminary Memorandum and the Final Memorandum in the event that certain actions with respect to the Registration Agreement are not taken within the time periods set forth therein.

        In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated April 10, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated April 17, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Purchasers of the Notes to qualified institutional buyers as contemplated hereby and by the Preliminary Memorandum and the Final Memorandum. Any references herein to the Preliminary Memorandum or the Final


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
Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.

                1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Purchaser as set forth below in this
Section 1.

                (a) Each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (and any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum which were filed under the Exchange Act on or before the Execution Time complied, and all such documents which are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

                (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes.

                (c) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act

("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

        (d) It is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and the Final Memorandum to register the Notes under the Act.

        (e) The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        (f) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

        (g) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Act. The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Notes have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

        (h) The issue and sale of the Notes, the execution and delivery of each of the Indenture and the Registration Agreement, the consummation of any other of the transactions contemplated herein, including the use of the proceeds to repay indebtedness, and the fulfillment of the terms hereof will not conflict with, result in a breach or violation of, or constitute a default under (or, in the case of the Indenture, conflicted with, resulted in a breach or violation of, or constituted a default under) any law or the Restated Articles of Incorporation or by-laws of the Company or the terms of any indenture or, in any material respect, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

        2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representation and warranties herein set forth, the Company agrees to sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.072% of the principal amount thereof, plus accrued interest, if any, from April 23, 1997 to the Closing Date, the principal amount of Notes set forth opposite its name below:

        Purchasers                                      Principal Amount
        ----------                                      ----------------

        Salomon Brothers Inc                              $ 75,000,000
        Bear, Stearns & Co. Inc.                          $ 43,750,000
        Chase Securities Inc.                             $  6,250,000
                                                          ------------
            Total                                         $125,000,000
                                                          ============

        3. Global Notes. The Notes will initially be represented by a Note in global form (the "Global Note"), which will be deposited by or on behalf of the Company upon issuance with the Trustee as custodian for The Depositary Trust Company ("DTC") in New York, New York, and registered in the name of DTC or its nominee, for credit to the account of each Purchaser.

        4. Delivery and Payment. Delivery of and payment for the Notes shall be made at 11:00 AM, New York City time, on April 23, 1997, or such later date (not later than April 30, 1997) as the Purchasers designate, which date and time may be postponed by agreement between the Purchasers and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Purchasers against payment by the several Purchasers of the purchase price thereof to the Company by wire transfer of same day funds to an account designated by the Company to the Purchaser at least three days prior to the Closing Date. Delivery of the Notes shall be made at such location as the Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Sullivan & Cromwell, New York, New York. Certificates for the Notes shall be registered as provided in Section 3 and in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

        The Company agrees to have the Global Note representing the Notes available for inspection and checking by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

        5. Offering of Notes; Restrictions on Transfer. Each of the Purchasers represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within a public offering within the meaning of Section 4(2) of the Act and (ii) it has solicited and will solicit offers to buy the Notes only from, and has offered and will offer, sell or deliver the Notes only to, persons who it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A. Each of the Purchasers also represents and warrants and agrees that it has offered and will offer to sell the Notes only to, and has solicited and will solicit offers to buy the Notes only from, persons that in purchasing such Notes will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit A hereto.

        6.  Agreements.  The Company agrees with the several Purchasers that:

        (a) The Company will furnish to the Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

        (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior consent of the Purchasers, which consent may not be unreasonably withheld or delayed. Prior to the completion of the sale of the Notes by the Purchasers, the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

        (c) The Company will promptly advise the Purchasers when, prior to the completion of the sale of the Notes by the Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

        (d) If at any time prior to the completion of the sale of the Notes by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this
    Section 6, will prepare and provide to the Purchasers pursuant to paragraph
    (a) of this Section 6 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

        (e) The Company will arrange for the qualification of the Notes for the sale under the laws of such jurisdictions as the Purchasers may designate, will maintain such qualifications in effect so long as required for the sale of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors. The Company will promptly advise the Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

        (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

        (g) The Company shall, during any period in the two years after the Closing Date in which the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, make available, upon request, to any holder of such Notes in connection with any sale thereof and any prospective purchaser of Notes from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Act.

        (h) The Company shall, during any period in the two years after the Closing Date in which the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to the Act.

        (i) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Notes which constitute "restricted securities" under Rule 144 under the Act that have been reacquired by it or any of them.

                (j) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Notes in a manner which would require the registration of the Notes under the Act.

                (k) The Company shall include information substantially in the form set forth in Exhibit A in each Final Memorandum.

                (l) The Company shall use its best efforts in cooperation with the Purchasers to permit the Notes to be eligible for clearance and settlement through DTC.

                (m) The Company will not, until the day after the fifth business day from the date of the Closing Date, without the prior written consent of Salomon Brothers Inc., sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company, other than in connection with the Exchange Offer.

                (n) If requested by the Purchasers, the Company shall use its best efforts to cause Notes sold in reliance on Rule 144A to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

                (o) Until such time as any Security is registered under the Securities Act pursuant to the Registration Agreement and transferred pursuant to such registration, the Company shall include a legend on the Notes to the effect set forth in Exhibit A.

        7. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the

Company of its obligations hereunder and to the following additional conditions:

                (a) The Company shall have furnished to the Purchasers the opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company as to paragraphs (i) (with respect to the Company in its state of incorporation), (iii) (with respect to the description of the Notes),
        (iv), (v), (vi), (vii), (viii) (with respect to matters governed by federal or New York law), (ix) (with respect to the Restated Articles of Incorporation and the by-laws of the Company), (x) and (xi), and of Diane L. Kaye, Esq., Vice President, General Counsel and Secretary of the Company, with respect to paragraphs (i), (ii), (iii), (iv), (v),
        (vi), (vii), (viii), (ix) and (xi), each dated as of the Closing Date, to the effect that:

                        (i) each of the Company and Carter Automotive Company, Inc., Federal-Mogul Funding Corporation, Federal-Mogul World Trade, Inc., Federal-Mogul Worldwide Inc., Glyco GmbH, Glyco-Metall-Werke Glyco B.V. & Co. KG and Mather Seal Company (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases any material properties or in which the conduct of its business requires such qualification;

                       (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

        (iii) the Company's capitalization as of December 31, 1996 is as set forth in the Final Memorandum; and the statements in the Final Memorandum under the heading "Description of the Notes," insofar as such statements purport to summarize certain provisions of the Notes, provide a fair summary of such provisions;

        (iv) the Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

        (v) the Registration Agreement has been duly authorized and, when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the statements in the Final Memorandum under the heading "Exchange Offer; Registration Rights," insofar as such statements purport to summarize certain provisions of the Registration Agreement, provide a fair summary of such provisions.

        (vi) such counsel has no reason to believe that as of the Execution Time the Final Memorandum contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Memorandum includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (vii) this Agreement has been duly authorized, executed and delivered by the Company;

        (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required pursuant to the Registration Agreement or under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Purchasers and such other approvals (specified in such opinion) as have been obtained;

        (ix) the issue and sale of the Notes, the execution and delivery of each of the Indenture and the Registration Agreement, the consummation of any other of the transactions herein contemplated, including the use of the proceeds to repay indebtedness, and the fulfillment of the terms thereof will not conflict with, result in a breach or violation of, or constitute a default under (or, in the case of the Indenture, conflicted with, resulted in a breach or violation of, or constituted a default under) any law or the Restated Articles of Incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

        (x) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement to register the Notes under the Act; and

                        (xi) the Indenture has been duly qualified under the
                Trust Indenture Act.

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers, which opinion the Company shall have furnished to the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereof or thereto at the Closing Date.

                (b) The Purchasers shall have received from Sullivan & Cromwell, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (c) The Company shall have furnished to the Purchasers a certificate of the Company, signed on behalf of the Company by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that, to the best knowledge of each of them:

                        (i) the representations and warranties of the Company in
                this Agreement are true and correct
                on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                        (ii) since the date of the most recent financial
                statements included in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                (d) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the principal financial officer of the Company, dated the Closing Date, to the effect that;

                        (i) the Company is not a party to, or bound by, any
                agreements or instruments which contain any covenant or restriction which limits or restricts its freedom to incur indebtedness, except as set forth in an annex to such certificate; and

                        (ii) the Company can issue $125,000,000 aggregate
                principal amount of debt without breaking, or causing a default under, the provisions of the agreements and instruments referred to in (i) above, as shall be evidenced by a computation made by the Company in conformity with the provisions of such agreements and instruments. If such certificate indicates that the Company can issue such additional debt only if the proceeds are used to repay indebtedness, evidence of such repayment shall be attached to such certificate.

                (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

                        (i) in their opinion the consolidated financial
                statements and schedules audited by them and included or incorporated by reference in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder;

                        (ii) on the basis of a reading of the latest unaudited
                financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the American Institute of Certified Public Accountants of the unaudited financial information, if any, indicated in their report incorporated in the Final Memorandum, if any; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and audit and finance committees of the Company and the minutes of the meetings of the shareholders and directors of the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

                                (1) the unaudited financial statements included
                        or incorporated in the Final Memorandum, if any, do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum; or

                                (2) with respect to the period subsequent to
                        December 31, 1996, at a specified date not more than five business days prior to the date of the letter, there was any change in capital stock, increase in short-term debt and current maturities of long-term debt or long-term debt of the Company and consolidated subsidiaries or any decrease in total shareholders' equity of the Company as compared with the amounts shown on the December 31, 1996 consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from January 1, 1997 to such specified date there was any decrease, as compared with the corresponding period in the preceding year in consolidated net sales or in the total or per share amounts of consolidated earnings from continuing operations or net earnings, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

                                (3) the unaudited amounts of capsule
                        information, if any, do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Final Memorandum; or

                                (4) the information included in the Final
                        Memorandum under the heading "Selected Financial Data" is not in conformity with the disclosure requirements of Regulation S-K; and

                        (iii) they have performed certain other specified
                procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Ratio of Earnings to Fixed Charges", "Capitalization" and "Selected Financial Data" in the Final Memorandum and the information included or incorporated in Items 1, 2, 6, 7 and 8 of the Company's Annual Report on Form 10-K, incorporated in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                References to the Final Memorandum in this paragraph (e) include any amendment or supplement thereof or thereto at the date of the letter.

                (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                (g) As of the Closing Date the Notes shall be rated not lower than BB by Standard & Poor's

        Corporation and Ba2 by Moody's Investors Service, Inc. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                (h) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request, including, without limitation, copies of resolutions adopted by the Board of Directors and any committees thereof necessary for the performance of the transactions contemplated hereby and by the Registration Agreement.

        If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

        The documents required to be delivered by this Section 7 shall be delivered at the office of Sullivan & Cromwell, counsel for the Purchasers, at 125 Broad Street, New York, New York 10004, on the Closing Date.

        8. REIMBURSEMENT OF PURCHASERS' EXPENSES. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

        9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of the Purchasers, the directors, officers, employees and agents of any of the Purchasers and each person who controls any of the Purchasers within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or another Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Notes pursuant to Section 6(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each of the Purchasers agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities to the same extent as the foregoing indemnity from the Company to each of the

Purchasers, but only with respect to untrue statements or omissions or allegedly untrue statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Company and the Purchasers acknowledge that the statements set forth in the last paragraph of the cover page and the first, sixth and seventh paragraphs under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

                (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the loss by the indemnifying party of substantial rights and defenses or the material prejudice of the indemnifying party as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Notes; provided, however, that in no case shall any Purchaser be required to contribute any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 9, each person who controls the Purchasers within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any of the Purchasers shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

        10. Default by Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Section 2 hereof bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Purchasers) the Notes which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Section 2 hereof, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this
Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement or any action taken pursuant to this Section 10 shall relieve any defaulting Purchaser of its liability, if any, to the Company or any non-defaulting Purchaser for damages occasioned by its default hereunder.
        11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the New
York Stock Exchange, Inc. (the "NYSE") or the Pacific Stock Exchange, Inc.
(the "PSE") or trading in securities generally on the NYSE or the PSE shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).
        12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in
Section 9 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
        13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to Salomon Brothers Inc, as representative of the several Purchasers, at Seven World Trade Center, New
York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 26555 Northwestern Highway, Southfield, Michigan 48034, attention of Diane L. Kaye, Vice-President, General Counsel and Secretary.
        14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
        15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.
        16. Fees, Expenses. The Company covenants and agrees with the Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation and printing of the Preliminary Memorandum and Final Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Notes as provided in Section 6(a); (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with any Blue Sky surveys; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the

Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL;
(viii) any fees charged by DTC; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 16, including through payment or reimbursement of any roadshow expenses incurred by or on behalf of the Company. It is understood, however, that, except as provided in this Section 16, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes incurred by them, and any advertising expenses connected with any offers they may make.

        17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchasers.

                                        Very truly yours,

                                        Federal-Mogul Corporation


                                        By:  R. A. Snell
                                           --------------------------------
                                           Name:   R. A. Snell
                                           Title:  Chairman, President and
                                                   Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Salomon Brothers Inc


By: /s/ Scott Isherwood
   ------------------------------
   Name:   Scott Isherwood
   Title:  Vice President



Bear, Stearns & Co. Inc.


By: /s/ Timothy A. O'Neill
   -------------------------------
   Name:   Timothy A. O'Neill
   Title:  Senior Managing Director



Chase Securities Inc.


By: /s/ Robert E. Till
   --------------------------------
   Name:   Robert E. Till
   Title:  Managing Director

                                                                    EXHIBIT A

                             TRANSFER RESTRICTIONS

Offers and Sales by the Initial Purchasers

        The 8.80% Senior Notes due 2007 (the "Notes") have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Act in a private sale exempt from the registration requirements of the Securities Act.

Investor Representations and Restrictions on Resale

        Each purchaser of Notes from a Purchaser will be deemed to have represented and agreed that such purchaser is a Qualified Institutional Buyer, is aware that the sale of the Notes to it is being made in reliance on Rule 144A and is acquiring such Notes for its own account or the account of one or more Qualified Institutional Buyers. In addition, each such purchaser of Notes offered hereby will be deemed to have represented and agreed as follows:

                (1) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Act, and (y) that (A) if within three years after the date of original issuance of the Notes or if it was during the three months preceding such date or transfer an affiliate of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (iii) to a person pursuant to an effective registration statement under the Securities Act, in each case (i) , (ii) and (iii) in accordance with any applicable securities laws of any state of the United States and (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable;

        (2) it acknowledges that the Company and the Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of such acknowledgments, representations or warranties deemed to have been made by virtue of its purchase of Notes are no longer accurate, it shall promptly notify the Company; and if it is acquiring any Notes as a fiduciary or agent for one or more accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account; and

        (3) it understands that the notification requirement referred to in (2) above will be satisfied by virtue of the fact that the following legend will be placed on the Notes unless otherwise agreed by the Company in compliance with applicable law:

        "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) AND (B), IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION AGREEMENT, DATED APRIL 23, 1997, RELATING TO THE SECURITIES."

                                     -2-